Exhibit 1.01
Pentair plc
Conflict Minerals Report
For the reporting period from January 1, 2023 to December 31, 2023
This Conflict Minerals Report (the “Report”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (the “Rule”). The Rule was adopted to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule imposes reporting obligations on Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain certain minerals that are necessary to the functionality or production of their respective products.

If a registrant determines that any columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten (the “Subject Minerals”), are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured, the registrant must conduct in good faith a Reasonable Country of Origin Inquiry (“RCOI”) regarding those Subject Minerals that is reasonably designed to determine whether any of the Subject Minerals originated in the Democratic Republic of the Congo or an adjoining country (the “Covered County” or “Covered Countries”) or are from recycled or scrap sources.

If, following the completion of the RCOI, a registrant knows that any of the necessary Subject Minerals originated in a Covered Country and are not from recycled or scrap sources, or has reason to believe that any of its necessary Subject Minerals may have originated in any of the Covered Countries and has reason to believe that its necessary Subject Minerals did not come from recycled or scrap sources, then the registrant must exercise due diligence on the source and chain of custody of the Subject Minerals that conforms to a nationally or internationally recognized due diligence framework and describe such due diligence in this separate Conflict Minerals Report.

In accordance with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, the related supplements on tin, tungsten, tantalum and gold (the “Guidance”) and the Rule, this Conflict Minerals Report is available on the Company’s website at https://www.pentair.com/en-us/legal/partner-supplier-info.html.

Consistent with the provisions of the Rule, the SEC’s Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, dated April 29, 2014; the SEC’s Order Issuing Stay, dated May 2, 2014; and the SEC’s Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule, dated April 7, 2017, this Conflict Minerals Report has not been audited by a third party.

As previously disclosed, Pentair has exited its business activity and sales in Russia. This Report covers the period from January 1, 2023 to December 31, 2023 and Pentair’s review of the conflict minerals surveys received from its suppliers and related conflict minerals reports for that time period found information indicating that some of the smelters in its supply chain identified Russia as a possible sourcing location. The information regarding these Russian-origin metals came from third-party suppliers, which in turn obtained the information through their own suppliers in these highly-attenuated, multi-tiered global supply chains. Pentair remains committed to compliance with U.S. and other applicable trade law and sanctions programs, including those targeting Russian parties.

1.Company Overview
At Pentair, we believe the health of our world depends on reliable access to clean water. We deliver a comprehensive range of smart, sustainable water solutions to homes, businesses and industries around the world. Our industry-leading and proven portfolio of solutions enables our customers to access clean, safe water; reduce water consumption; and recover and reuse water. Whether it’s moving, improving or helping people enjoy water, we help manage life’s most essential resource. Pentair is comprised of three reporting segments: Flow, Water Solutions and Pool.

Flow
The focus of this segment is to deliver water where it is needed, when it is needed, more efficiently and to transform waste into value. This segment designs, manufactures and sells a variety of fluid treatment and pump products and systems, including pressure vessels, gas recovery solutions, membrane bioreactors, wastewater reuse systems and advanced membrane filtration, separation systems, water disposal pumps, water supply pumps, fluid transfer pumps, turbine pumps, solid handling pumps and agricultural spray nozzles, while serving the global residential, commercial and industrial markets. These products and systems are used in a range of applications, including fluid delivery, ion exchange, desalination, food and beverage, separation technologies for the oil and gas industry, residential and municipal wells, water treatment, wastewater solids handling, pressure boosting, circulation and transfer, fire suppression, flood control, agricultural irrigation and crop spray.

Water Solutions
The focus of this segment is to provide great-tasting, higher-quality water and ice while helping people use water more productively. This segment designs, manufactures and sells commercial and residential water treatment products and systems including pressure tanks, control valves, activated carbon products, commercial ice machines, conventional filtration products, and point-of-entry and point-of-use water treatment systems. These water treatment products and systems are used in residential whole home water filtration, drinking water filtration and water softening solutions in addition to commercial total water management and filtration in foodservice operations. In addition, our water solutions business also provides installation and preventative services for water management solutions for commercial operators.

Pool
The focus of this segment is to provide innovative, energy-efficient pool solutions to help people more sustainably enjoy water. This segment designs, manufactures and sells a complete line of energy-efficient residential and commercial pool equipment and accessories including pumps, filters, heaters, lights, automatic controls, automatic cleaners, maintenance equipment and pool accessories. Applications for our pool products include residential and commercial pool maintenance, pool repair, renovation, service, construction and aquaculture solutions.

The Company conducted an analysis of all of its products and its entire supply chain, and, accordingly, the Company did not limit its review to those products that may have contained Subject Minerals. This Conflict Minerals Report relates to all products (which are collectively referred to as the “Covered Products”): (i) that were manufactured, or contracted to be manufactured, by the Company; and (ii) for which the manufacture was completed during calendar year 2023. Based on its initial analysis, the Company estimates that approximately 24% of its surveyed suppliers make use of one or more of the Subject Minerals with respect to the Covered Products.

The Company has adopted a Conflict Minerals Policy that emphasizes the Company’s commitment to complying with the Rule and to identifying the source of the Subject Minerals contained in the Company’s products. The Company also indicates in its Global Supplier Guide (the “Supplier Guide”) that it expects all suppliers doing business with the Company to cooperate with the conflict minerals due diligence process.

Unless the context otherwise indicates, references herein to “Pentair,” the “Company,” and such words as “we,” “us,” and “our” include Pentair plc and its consolidated subsidiaries.

2.    Conflict Minerals Compliance Process
2.1    Compliance Framework Overview
The Company designed its due diligence measures to conform in all material respects to the Guidance.
2.2    Reasonable Country of Origin Inquiry
The Company designed its RCOI to provide a reasonable basis to determine whether the Company sources Subject Minerals from Covered Countries and whether any of the Subject Minerals may be from recycled or scrap sources.

The Company began by analyzing its supplier base and designating certain suppliers as outside the scope of the RCOI process if they met one or more of the following criteria:

•The supplier provides the Company with packaging only (excluding labels);
•The supplier provides the Company with items that are not included in our finished products, such as the equipment used to manufacture our products; or
•The supplier is a test lab or other service provider.

After removing these out-of-scope suppliers, the Company then conducted a survey of its remaining suppliers using the template maintained by the Responsible Materials Initiative (“RMI”), known as the Conflict Minerals Reporting Template version 6.31 (the “CMRT Form”). The CMRT Form was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. The CMRT Form includes questions regarding a direct supplier’s conflict minerals policy, engagement with its direct suppliers, origin of Subject Minerals included in its products, supplier due diligence and a listing of the smelters that the direct supplier and its suppliers use. Written instructions and recorded training illustrating the use of the tool are available on the RMI’s website. Many companies are using the CMRT Form in their RCOI and due diligence processes related to Subject Minerals.

The Company’s inquiry process included multiple rounds of communication and follow-up, including mail, email and telephone calls, with over 3,400 direct suppliers across multiple enterprise resource planning systems. The Company received, reviewed and processed responses from 57.53% of the suppliers surveyed, which represented approximately 95% of total calendar year 2023 supplier expenditures.

The Company reviewed the responses against risk-based criteria developed to determine which responses required further engagement with the relevant suppliers. These criteria included inconsistencies within the data reported in the CMRT Form and other risk-based criteria. The Company worked directly with these suppliers to obtain a revised response and/or additional clarity regarding their respective submission.

As part of this year’s program, the Company also conducted automated data validation on all submitted supplier responses. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers provided by suppliers. Following the data validation process, the Company classified submitted forms as either valid or invalid and contacted suppliers regarding forms classified as invalid to encourage such suppliers to resubmit a valid form. As of May 17, 2024, the Company still had 0.7% invalid supplier submissions that were not yet corrected. The results of this data validation are used for the program’s health assessment, and an individual risk assessment is shared with the appropriate supplier to communicate the areas requiring clarification or improvement.

Among the supplier responses received by the Company that were classified as valid, the Company received the following information:

•Approximately 76.23% of supplier responses indicated that such supplier did not use Subject Minerals in the materials and components that it supplied to the Company during 2023.
•Approximately 9.05% of supplier responses indicated that, to the best of such supplier’s knowledge, the Subject Minerals in the components and materials that it supplied to the Company during 2023 did not originate from a Covered Country.

•Approximately 3.89% of supplier responses indicated that, to the best of such supplier’s knowledge, the Subject Minerals in the components and materials that it supplied to the Company during 2023 may have originated in a Covered Country from sources verified as conflict-free by third parties such as the RMI and others.
•Approximately 10.84% of the Company’s suppliers indicated that the Subject Minerals in some of the components and materials supplied to the Company may have originated from a Covered Country, but those suppliers could not determine whether such Subject Minerals were conflict-free.
After reviewing the results of the RCOI, the Company could not conclusively determine that it had no reason to believe that Subject Minerals necessary for the functionality or production of its products may have originated from a Covered Country during 2023. The Company conducted its RCOI in good faith, and the Company believes that such inquiry was reasonable to allow it to make the determination. Accordingly, the Company proceeded to exercise due diligence on the source and chain of custody of the Subject Minerals.

2.3    The Company’s Due Diligence Process
We designed our due diligence measures to conform, in all material respects, with the framework in the Guidance. The Guidance describes the five aspects of a robust due diligence program and provides guidelines for implementing each aspect. We developed our due diligence process to address each of these five aspects, namely:

1.Establishing strong company management systems regarding conflict minerals;

2.Identifying and assessing risks in our supply chain;

3.Designing and implementing a strategy to respond to identified risks in our supply chain;

4.Utilizing independent third-party audits of supply chain diligence; and

5.Publicly reporting on our supply chain due diligence.

We are a downstream supplier, many steps removed from the mines and companies that produce the Subject Minerals. A large number of suppliers, through multiple tiers of distribution, supply the components and materials integrated into our products. Furthermore, Pentair does not purchase raw ore or unrefined conflict minerals or make purchases directly from the Covered Countries. The origin of Subject Minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other Subject Mineral-containing derivatives. The smelters and refiners consolidate raw ore and therefore have the most direct knowledge of the origin of the Subject Minerals they procure.

The Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. Accordingly, we rely primarily on our “tier 1,” or direct, suppliers to provide information with respect to the origin of the Subject Minerals contained in the components and materials supplied to us.

2.3.1    Establish Strong Company Management Systems
Internal Team
The Company developed cross-functional teams to set its conflict minerals strategy and ensure timely implementation and execution of the due diligence program. The Company’s Supply Chain Group has primary responsibility for program execution. Guidance on the overall strategy and implementation is provided by the Legal Department, Accounting Department and Internal Audit Department. Senior management is briefed about the results of the due diligence program on a regular basis.

The Company has developed internal training processes to educate anyone within the Company that is a potential contact point for suppliers or other external parties regarding the Company’s conflict minerals compliance efforts. In addition, the Company has either independently, or in cooperation with a third-party service provider, developed tailored training programs to train the Company’s employees with respect to the potential impact of conflict minerals.

The Company leverages a team of dedicated program specialists through our third-party service provider who support the Company’s conflict minerals program and associated teams.

Grievance Mechanism

The Company has long-standing grievance mechanisms, including an Ethics HelpLine, whereby the Company’s employees can report violations of the Company’s Code of Business Conduct and Ethics, including its procedures related to conflict minerals and the conflict minerals reporting process, policy or law.

Control Systems and Supplier Engagement

Due to its position in the supply chain, the Company does not have a direct relationship with Subject Minerals smelters and refiners. The Company engages with its suppliers and relies on information provided through the CMRT Form to gather information on the source and chain of custody of the Subject Minerals in its products.

The Company has a Supplier Guide to address, among other things, the Subject Minerals and the requirement of its suppliers to provide information on their use of these minerals, which is reviewed and updated on a regular basis. The Company also continues to update its supplier contracts by including a requirement that the supplier comply with the Supplier Guide whenever a new contract is entered into or an outstanding contract is renewed. Pentair’s Terms and Conditions include language to address compliance with laws including a broad reference to all business integrity-related laws and regulations.

Beginning in 2016 and continuing through this year, we have put a stronger emphasis on supplier education and training. To accomplish this, we utilized a third-party learning management system from Assent Compliance Inc. (“Assent”), known as Assent University, to provide all in- scope suppliers access to its Conflict Minerals training course. This training is tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course.

In addition, the Company’s Conflict Minerals Policy is available on its website, and provides assistance to suppliers in their efforts to comply with the Company’s Conflict Minerals Policy, including video training, recorded training and written instructions as well as supplemental assistance through email and telephone contact as necessary. If the Company discovers that a direct supplier is not in compliance with the Company’s Conflict Minerals Policy, the Company may take certain actions to mitigate any potential risk, as described in Section 2.3.3, below.

Records Retention

The Company will retain documentation related to its conflict minerals compliance program according to the Company’s Document Retention Policy.

2.3.2    Identify and Assess Risk in the Supply Chain

The Company’s supply chain with respect to the Covered Products is complex. During 2023, the Company had over 3,400 direct suppliers with respect to the Covered Products, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of the Subject Minerals. In this regard, the Company does not purchase Subject Minerals directly from mines, smelters or refiners. The Company must therefore rely on its suppliers to provide information regarding the origin of Subject Minerals that are included in the Covered Products.

Based on this information, and in an effort to conform its due diligence measures to the Guidance, the Company assesses the risk in its supply chain in several ways. For example, the Company considers the potential risk presented by the smelters or refiners in its supply chain, as reported by the Company’s direct suppliers. Smelters or refiners that source the Subject Minerals from a Covered Country and are not certified as conflict-free by third-party audit programs such as the RMI’s Responsible Minerals Assurance Process (“RMAP”) pose a significant risk.

The Company assesses the risk in its supply chain by reviewing its direct suppliers’ responses to the CMRT Form, including whether such suppliers have established due diligence programs with respect to the Subject Minerals. The Company uses its direct suppliers’ responses to the CMRT Form to determine the extent, if any, to which it may be necessary for the Company to perform additional due diligence resources. Through Assent, the Company has also provided video and written training on compliance with the Rule, supply chain due diligence and the CMRT Form. This includes instructions on completing the CMRT Form, and one-on-one email and phone discussions with supplier personnel. In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners in the supply chain.

After the Company receives CMRT Forms completed by its direct suppliers, the Company, with the assistance of Assent, assesses each facility that meets the RMI definition of a smelter or refiner of a Subject Mineral and that is reported as being in the Company’s supply chain by the Company’s direct suppliers according to “red flag” indicators defined in the Guidance. Assent uses certain factors to determine the level of risk that each smelter poses to the supply chain and reviews each for potential red flags. Based on these factors, the Company has determined that the following smelter or refiner facilities, which were reported as being in the Company’s supply chain by the Company’s direct suppliers, have red flag risks (“Red-Flagged Facilities”):

Yunnan Copper Industry Co., Ltd.	CID000197
JSC Novosibirsk Refinery	CID000493
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
JSC Uralelectromed	CID000929
Lingbao Gold Co., Ltd.	CID001056
Moscow Special Alloys Processing Plant	CID001204
Novosibirsk Tin Combine	CID001305
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Prioksky Plant of Non-Ferrous Metals	CID001386
PT Panca Mega Persada	CID001457
AU Traders and Refiners	CID002850
SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Solikamsk Magnesium Works OAO	CID001769
VQB Mineral and Trading Group JSC	CID002015
Fidelity Printers and Refiners Ltd.	CID002515
Emirates Gold DMCC	CID002561
Gejiu Kai Meng Industry and Trade LLC	CID000942
Kaloti Precious Metals	CID002563
Sudan Gold Refinery	CID002567
Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
GGC Gujrat Gold Centre Pvt. Ltd.	CID002852
Hydrometallurg, JSC	CID002649
Hunan Jintai New Material Co., Ltd.	CID000769
Industrial Refining Company	CID002587
Moliren Ltd.	CID002845
Kyshtym Copper-Electrolytic Plant ZAO	CID002865
African Gold Refinery	CID003185

Pongpipat Company Limited	CID003208
Samduck Precious Metals	CID001555
JSC "Kirovgrad Hard Alloys Plant"	CID003408
NPP Tyazhmetprom LLC	CID003416
Singway Technology Co., Ltd.	CID002516
Umicore Precious Metals Thailand	CID002314
Unecha Refractory metals plant	CID002724
Artek LLC	CID003553
OOO “Technolom” 2	CID003612
OOO “Technolom” 1	CID003614
LLC Vostok	CID003643
Whenever a Red-Flagged Facility is reported as being in the Company’s supply chain, the Company implements risk mitigation activities that are described in specific detail in Section 2.3.3, below. Generally, in designing and implementing the Company’s strategy to respond to the supply chain risks that it has identified, the Company analyzes various third-party approaches and consults with other companies in our industry. The Company has concluded that tracing the Subject Minerals back to their mine of origin directly is an exceedingly complex task, given the breadth and depth of the Company’s supply chain. Instead, the Company has determined that seeking information about smelters and refiners in the Company’s supply chain represents the most reasonable effort the Company can make to determine the mines or origin of the Subject Minerals in its supply chain. To this end, the Company has adopted methods outlined by the RMI’s joint industry programs and outreach initiatives, and the Company has required its suppliers to conform with the same standards and to report on their efforts using the CMRT Form. Through these methods, the Company has made a reasonable determination of the origin of the Subject Minerals in its supply chain.

Additionally, the Company evaluates its suppliers on the strength of their own compliance programs (which further assists the Company in identifying risk in its supply chain). Evaluating and tracking the strength of the Company’s suppliers’ compliance programs is recommended by the Guidance and can help the Company to make key risk mitigation decisions. The criteria the Company uses to evaluate the strength of a supplier’s program is based on the following four questions in the CMRT Form:

•Have you established a conflict minerals sourcing policy?
•Have you implemented due diligence measures for conflict-free sourcing?
•Do you review due diligence information received from your suppliers against your company’s expectations?
•Does your review process include corrective action management?
When a supplier meets or exceeds those criteria (by answering “yes” to all four questions), the Company considers that supplier to have a strong compliance program.

2.3.3    Design and Implement a Strategy to Respond to Risks
In conjunction with the Company’s risk assessment process, the Company has developed a risk management plan for responding to risks identified in its supply chain, including Red-Flagged Facilities. Through the Company’s due diligence process, the Company attempts to determine the source and chain of custody of the necessary Subject Minerals the Company knows, or has reason to believe, originated in a Covered Country. Since the Company does not have a direct relationship with smelters and/or refiners, most of the work toward this aspect of the Guidance is carried out indirectly through the Company’s suppliers or through the Company’s involvement with industry working groups/coalitions. Due to its position in the supply chain, the Company largely focuses on the accuracy and quality of the representations the Company’s direct suppliers make regarding the source and chain of custody of their Subject Minerals. The Company evaluates its direct suppliers’ responses to RCOI and additional due diligence inquiries based on the risk or likelihood that they are giving an incorrect response or that a non-response may indicate the supplier is purchasing from a known conflict source and does not wish to disclose this fact.

With respect to the Red-Flagged Facilities, upon receiving a CMRT Form from a direct supplier that identifies a Red-Flagged Facility as being present in the Company’s supply chain, the Company initiates risk mitigation activities. Through a third-party vendor, the Company directs any supplier reporting a Red-Flagged Facility to implement its own risk mitigation actions. These actions include submitting a product-specific CMRT Form to the Company, to better identify the connection between the Red-Flagged Facility and the materials or components the Company purchases from the supplier, and requesting that the supplier begin the process to remove any Red-Flagged Facility from the supplier’s supply chain.

As per the Guidance, specific risk mitigation procedures depend on the suppliers’ specific situation. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these risks from the supply chain.

As part of the Company’s risk management plan, and to further communicate the Company’s expectations, the Company has provided video training, recorded training and documented instructions to its direct suppliers through Assent. The Company also provided additional direct assistance to suppliers that required further clarification on the Company’s expectations. The Company also provided each supplier with a copy of the CMRT Form to complete as part of the Company’s due diligence process. Furthermore, as described above, the Company reviewed responses with specific suppliers where the responses suggested inaccuracies, inconsistencies or otherwise warranted further inquiry.

Finally, in accordance with the Company’s Conflict Minerals Policy, the Company engages any of its suppliers that it has reason to believe may be supplying the Company with Subject Minerals from sources that may support conflict in any of the Covered Countries to request that such suppliers establish an alternate source of Subject Minerals that does not support armed conflict in the Covered Countries.

The Company’s global supplier development team responds to suppliers that may potentially expose the Company to unacceptable risks, due to unacceptable responses to the Company’s inquiries or a refusal to respond. If the global supplier development team determines that a supplier is non-responsive, or is not satisfied with a supplier’s risk mitigation efforts, the global supplier development team may ultimately recommend that the Company take steps to find replacement suppliers as soon as is practicable.

2.3.4    Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
The Company does not have a direct relationship with Subject Minerals smelters and refiners and does not perform or direct audits of these entities within the Company’s supply chain. The Company supports audits by engaging its partners who are closer to the source and, as a member of the RMI, by promoting the smelter and refiner verification procedures and protocols of the RMAP.

Assent also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facility’s sourcing practices on behalf of its compliance partners. The Company is a signatory of this communication in accordance with the requirements of downstream companies detailed in the Guidance.
2.3.5    Report on Supply Chain Due Diligence
This Conflict Minerals Report is being filed with the SEC as an exhibit to the Company’s specialized disclosure report on Form SD and is available on our website at https://www.pentair.com/en-us/legal/partner-supplier-info.html.

Due Diligence Results

Attached as Annex I to this Conflict Minerals Report is a list of the smelters and refiners listed by our suppliers in their completed CMRT Forms that appear on the list of smelters maintained by the RMI. Because most of the CMRT Forms we received were made on a company- or division-level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed on Annex I actually processed the Subject Minerals contained in our products. Therefore, our list of processing smelters and refiners in Annex I may contain more facilities than those that actually processed the Subject Minerals in our products. The Company does not have sufficient information, with respect to the Covered Products, to conclusively determine the country of origin of the Subject Minerals in the Covered Products or to conclusively determine whether the Subject Minerals in the Covered Products are from recycled or scrap sources. However, based on the information provided by the Company’s suppliers, smelters and refiners, as well as from the RMI and other sources, the Company believes the countries of origin of the Subject Minerals contained in the Covered Products as well as recycled and scrap sources include the countries listed in Annex II to this Conflict Minerals Report.

Suppliers that identified any specific smelters or refiners of concern on their CMRT Form were contacted in accordance with the Guidance, as discussed in Section 2.3.3 above.

Status	Number of identified smelters/refiners
RMAP Conformant	225
RMAP Active	7
Not Enrolled	90
Non-Conformant	29

3.    Conflict Minerals Compliance Process
The Company has taken, and intends to take, the following steps to improve the due diligence conducted to further mitigate any risk that the necessary Subject Minerals in the Company’s products could originate from Covered Countries:

•Work with its suppliers to communicate the Company’s expectations regarding the Subject Minerals in its supply chain and its suppliers’ due diligence of their own supply chains, including their ability to confirm the conflict-free status of identified smelters and refiners.

•Evaluate upstream sources through a broader set of tools to evaluate risk. These include, but are not limited to:
◦Using a comprehensive smelter and refiner library with detailed status and notes for each entity.
◦Scanning for verifiable media sources on each smelter and refiner to flag risk issues.
◦Comparing the list of smelters and refiners against government watch and denied parties lists.

•Emphasize to suppliers our expectation that they move toward sourcing exclusively from conflict-free smelters and refiners verified by the RMAP.

•For suppliers unable to immediately source from conflict-free smelters and refiners verified by the RMAP, request that those suppliers develop, share and implement a mitigation plan to source exclusively from conflict-free smelters and refiners.

•Engagement with industry groups, including the RMI, that support the adoption and improvement of relevant programs, tools and standards.

•Enable a real-time CMRT Form validation tool to identify problems with a supplier CMRT Form and communicate this clearly to suppliers to enable them to fix their submission before providing the submission to the Company.

•Following the Guidance process, increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter and refiner analysis.

The Company plans to continue to improve the effectiveness of its due diligence.

4.    Forward-Looking Statements

This Conflict Minerals Report contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this Conflict Minerals Report, including, without limitation, statements regarding our conflict mineral compliance plans, are forward-looking statements. Without limitation, any forward-looking statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” or “future” or words, phrases, or terms of similar substance or the negative thereof are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control. Numerous important factors described in this Conflict Minerals Report, including, among others, our ability to implement new software systems, our suppliers’ willingness and ability to comply with our conflict minerals-related compliance requests, the degree to which we are able to determine our suppliers’ use of conflict-free smelters and refiners, the impact of industry-wide initiatives such as the RMAP, smelters’ and refiners’ willingness and ability to comply with the RMAP, our effectiveness in managing the conflict minerals RCOI and due diligence processes, and the costs of our compliance, could affect these statements and could cause actual results to differ materially from our expectations. All forward-looking statements speak only as of the date of this Conflict Minerals Report. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We are not including the information contained in any of the websites referenced herein, as part of, or incorporating them by reference into, this Conflict Minerals Report.

Annex I
List of Smelters and Refiners

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Gold	Advanced Chemical Company	CID000015	Active
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant
Gold	Agosi AG	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Conformant
Gold	Argor-Heraeus S.A.	CID000077	Conformant
Gold	Asahi Pretec Corp.	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Outreach Required
Gold	Aurubis AG	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant
Gold	Boliden AB	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant
Gold	Caridad	CID000180	Outreach Required
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Conformant
Gold	8853 S.p.A.	CID002763	Non Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Outreach Required
Gold	Chimet S.p.A.	CID000233	Conformant
Gold	Chugai Mining	CID000264	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	Outreach Required
Gold	DSC (Do Sung Corporation)	CID000359	Conformant
Gold	Dowa	CID000401	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Conformant
Gold	JSC Novosibirsk Refinery	CID000493	RMI Due Diligence Review - Unable to Proceed
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	Outreach Required
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Outreach Required
Gold	LT Metal Ltd.	CID000689	Conformant
Gold	Heimerle + Meule GmbH	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Conformant
Gold	Heraeus Germany GmbH Co. KG	CID000711	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Outreach Required
Gold	Al Etihad Gold Refinery DMCC	CID002560	Non Conformant
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	CID000778	Communication Suspended - Not Interested

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant
Gold	Istanbul Gold Refinery	CID000814	Conformant
Gold	Japan Mint	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant
Gold	Asahi Refining USA Inc.	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	CID000924	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	CID000929	RMI Due Diligence Review - Unable to Proceed
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant
Gold	Kazakhmys Smelting LLC	CID000956	Outreach Required
Gold	Kazzinc	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant
Gold	Alexy Metals	CID003500	Non Conformant
Gold	L'azurde Company For Jewelry	CID001032	RMI Due Diligence Review - Unable to Proceed
Gold	Lingbao Gold Co., Ltd.	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Outreach Required
Gold	LS-NIKKO Copper Inc.	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Outreach Required
Gold	Materion	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant
Gold	Metalor Technologies S.A.	CID001153	Conformant
Gold	Metalor USA Refining Corporation	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant
Gold	Moscow Special Alloys Processing Plant	CID001204	RMI Due Diligence Review - Unable to Proceed
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	CID001259	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RMI Due Diligence Review - Unable to Proceed
Gold	MKS PAMP SA	CID001352	Conformant

Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Outreach Required
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RMI Due Diligence Review - Unable to Proceed
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant
Gold	PX Precinox S.A.	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant
Gold	Royal Canadian Mint	CID001534	Conformant
Gold	Sabin Metal Corp.	CID001546	Communication Suspended - Not Interested
Gold	AU Traders and Refiners	CID002850	Non Conformant
Gold	Samwon Metals Corp.	CID001562	Communication Suspended - Not Interested
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RMI Due Diligence Review - Unable to Proceed
Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant
Gold	Super Dragon Technology Co., Ltd.	CID001810	Outreach Required
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant
Gold	Augmont Enterprises Private Limited	CID003461	Non Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Outreach Required
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Outreach Required
Gold	Torecom	CID001955	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	CID001993	Conformant
Gold	Valcambi S.A.	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Conformant
Gold	Yamakin Co., Ltd.	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Conformant
Gold	Morris and Watson	CID002282	Outreach Required
Gold	SAFINA A.S.	CID002290	Conformant
Gold	Guangdong Jinding Gold Limited	CID002312	Outreach Required
Gold	Cendres + Metaux S.A.	CID000189	Non Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Conformant

Gold	Fidelity Printers and Refiners Ltd.	CID002515	RMI Due Diligence Review - Unable to Proceed
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	Outreach Required
Gold	Emirates Gold DMCC	CID002561	Non Conformant
Gold	International Precious Metal Refiners	CID002562	Outreach Required
Gold	Kaloti Precious Metals	CID002563	RMI Due Diligence Review - Unable to Proceed
Gold	Sudan Gold Refinery	CID002567	Outreach Required
Gold	T.C.A S.p.A	CID002580	Conformant
Gold	REMONDIS PMR B.V.	CID002582	Conformant
Gold	Fujairah Gold FZC	CID002584	Outreach Required
Gold	Shirpur Gold Refinery Ltd.	CID002588	Outreach Required
Gold	Korea Zinc Co., Ltd.	CID002605	Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	Non Conformant
Gold	TOO Tau-Ken-Altyn	CID002615	Conformant
Gold	Abington Reldan Metals, LLC	CID002708	Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	Outreach Required
Gold	Albino Mountinho Lda.	CID002760	Outreach Required
Gold	Industrial Refining Company	CID002587	Non Conformant
Gold	L'Orfebre S.A.	CID002762	Conformant
Gold	Kyrgyzaltyn JSC	CID001029	Non Conformant
Gold	Italpreziosi	CID002765	Conformant
Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Conformant
Gold	Marsam Metals	CID002606	Non Conformant
Gold	Sai Refinery	CID002853	Outreach Required
Gold	Modeltech Sdn Bhd	CID002857	Non Conformant
Gold	Bangalore Refinery	CID002863	Active
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	RMI Due Diligence Review - Unable to Proceed
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Outreach Required
Gold	Pease & Curren	CID002872	Communication Suspended - Not Interested
Gold	JALAN & Company	CID002893	Outreach Required
Gold	SungEel HiMetal Co., Ltd.	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant
Gold	ABC Refinery Pty Ltd.	CID002920	Outreach Required
Gold	SAAMP	CID002761	Non Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Outreach Required

Gold	African Gold Refinery	CID003185	RMI Due Diligence Review - Unable to Proceed
Gold	Gold Coast Refinery	CID003186	Outreach Required
Gold	NH Recytech Company	CID003189	Conformant
Gold	QG Refining, LLC	CID003324	Outreach Required
Gold	Dijllah Gold Refinery FZC	CID003348	Outreach Required
Gold	Safimet S.p.A	CID002973	Non Conformant
Gold	Samduck Precious Metals	CID001555	Non Conformant
Gold	CGR Metalloys Pvt Ltd.	CID003382	Outreach Required
Gold	Sovereign Metals	CID003383	Outreach Required
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Conformant
Gold	Singway Technology Co., Ltd.	CID002516	Non Conformant
Gold	Umicore Precious Metals Thailand	CID002314	Non Conformant
Gold	Kundan Care Products Ltd.	CID003463	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	Outreach Required
Gold	K.A. Rasmussen	CID003497	Outreach Required
Gold	MD Overseas	CID003548	Outreach Required
Gold	Metallix Refining Inc.	CID003557	Outreach Required
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	Conformant
Gold	WEEEREFINING	CID003615	Conformant
Gold	Dongwu Gold Group	CID003663	Outreach Required
Gold	Gold by Gold Colombia	CID003641	Conformant
Gold	Coimpa Industrial LTDA	CID004010	Conformant
Gold	Sam Precious Metals	CID003666	Outreach Required
Gold	GG Refinery Ltd.	CID004506	Active
Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant
Tantalum	AMG Brasil	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant
Tantalum	NPM Silmet AS	CID001200	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant
Tantalum	QuantumClean	CID001508	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Conformant
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RMI Due Diligence Review - Unable to Proceed
Tantalum	Taki Chemical Co., Ltd.	CID001869	Conformant

Tantalum	Telex Metals	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant
Tantalum	D Block Metals, LLC	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant
Tantalum	KEMET de Mexico	CID002539	Conformant
Tantalum	TANIOBIS Co., Ltd.	CID002544	Conformant
Tantalum	TANIOBIS GmbH	CID002545	Conformant
Tantalum	Materion Newton Inc.	CID002548	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Conformant
Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	CID002558	Conformant
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	Conformant
Tantalum	5D Production OU	CID003926	Outreach Required
Tantalum	PowerX Ltd.	CID004054	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant
Tin	Alpha	CID000292	Conformant
Tin	PT Aries Kencana Sejahtera	CID000309	Conformant
Tin	PT Premium Tin Indonesia	CID000313	Conformant
Tin	Dowa	CID000402	Conformant
Tin	EM Vinto	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	CID000448	Conformant
Tin	Fenix Metals	CID000468	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant
Tin	China Tin Group Co., Ltd.	CID001070	Conformant
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant
Tin	Metallic Resources, Inc.	CID001142	Conformant
Tin	Mineracao Taboca S.A.	CID001173	Conformant
Tin	Minsur	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	CID001191	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant
Tin	Novosibirsk Tin Combine	CID001305	RMI Due Diligence Review - Unable to Proceed
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant
Tin	Operaciones Metalurgicas S.A.	CID001337	Conformant
Tin	PT Artha Cipta Langgeng	CID001399	Conformant
Tin	PT Babel Inti Perkasa	CID001402	Conformant

Tin	PT Babel Surya Alam Lestari	CID001406	Conformant
Tin	PT Belitung Industri Sejahtera	CID001421	Conformant
Tin	PT Bukit Timah	CID001428	Conformant
Tin	PT Mitra Stania Prima	CID001453	Conformant
Tin	PT Panca Mega Persada	CID001457	Outreach Required
Tin	PT Prima Timah Utama	CID001458	Conformant
Tin	PT Refined Bangka Tin	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	CID001468	Conformant
Tin	PT Timah Tbk Kundur	CID001477	Conformant
Tin	PT Timah Tbk Mentok	CID001482	Conformant
Tin	PT Timah Nusantara	CID001486	Conformant
Tin	PT Tinindo Inter Nusa	CID001490	Conformant
Tin	PT Tommy Utama	CID001493	Conformant
Tin	Rui Da Hung	CID001539	Conformant
Tin	Thaisarco	CID001898	Conformant
Tin	VQB Mineral and Trading Group JSC	CID002015	Outreach Required
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Conformant
Tin	CV Venus Inti Perkasa	CID002455	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Conformant
Tin	PT Tirus Putra Mandiri	CID002478	Communication Suspended - Not Interested
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	Non Conformant
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Non Conformant
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Non Conformant
Tin	CV Ayi Jaya	CID002570	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Outreach Required
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Outreach Required
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Non Conformant
Tin	PT Rajehan Ariq	CID002593	Conformant
Tin	PT Cipta Persada Mulia	CID002696	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Outreach Required
Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant
Tin	Super Ligas	CID002756	Conformant
Tin	Aurubis Beerse	CID002773	Conformant
Tin	Aurubis Berango	CID002774	Conformant
Tin	PT Sukses Inti Makmur	CID002816	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	Non Conformant

Tin	PT Menara Cipta Mulia	CID002835	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	Conformant
Tin	Melt Metais e Ligas S.A.	CID002500	Non Conformant
Tin	Modeltech Sdn Bhd	CID002858	Non Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Conformant
Tin	PT Bangka Serumpun	CID003205	Conformant
Tin	Pongpipat Company Limited	CID003208	Outreach Required
Tin	Tin Technology & Refining	CID003325	Conformant
Tin	PT Rajawali Rimba Perkasa	CID003381	Conformant
Tin	Luna Smelter, Ltd.	CID003387	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Conformant
Tin	Precious Minerals and Smelting Limited	CID003409	Active
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	Outreach Required
Tin	PT Mitra Sukses Globalindo	CID003449	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Conformant
Tin	CRM Synergies	CID003524	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	Conformant
Tin	PT Bangka Tin Industry	CID001419	Active
Tin	PT Bangka Prima Tin	CID002776	Conformant
Tin	DS Myanmar	CID003831	Conformant
Tin	Mining Minerals Resources SARL	CID004065	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	In Communication
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	Active
Tungsten	A.L.M.T. Corp.	CID000004	Conformant
Tungsten	Kennametal Huntsville	CID000105	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	Outreach Required
Tungsten	ACL Metais Eireli	CID002833	Non Conformant
Tungsten	Global Tungsten & Powders LLC	CID000568	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant
Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Non Conformant
Tungsten	Kennametal Fallon	CID000966	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Communication Suspended - Not Interested
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	Conformant
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Conformant
Tungsten	Masan High-Tech Materials	CID002543	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant
Tungsten	Niagara Refining LLC	CID002589	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	Conformant
Tungsten	Hydrometallurg, JSC	CID002649	RMI Due Diligence Review - Unable to Proceed
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769	Non Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant
Tungsten	Moliren Ltd.	CID002845	RMI Due Diligence Review - Unable to Proceed
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	RMI Due Diligence Review - Unable to Proceed
Tungsten	NPP Tyazhmetprom LLC	CID003416	RMI Due Diligence Review - Unable to Proceed
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	Conformant
Tungsten	Cronimet Brasil Ltda	CID003468	Conformant
Tungsten	Unecha Refractory metals plant	CID002724	Non Conformant
Tungsten	Artek LLC	CID003553	RMI Due Diligence Review - Unable to Proceed
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	Conformant
Tungsten	OOO “Technolom” 2	CID003612	RMI Due Diligence Review - Unable to Proceed
Tungsten	OOO “Technolom” 1	CID003614	RMI Due Diligence Review - Unable to Proceed
Tungsten	LLC Vostok	CID003643	RMI Due Diligence Review - Unable to Proceed
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	Outreach Required
Tungsten	HANNAE FOR T Co., Ltd.	CID003978	Outreach Required

Tungsten	Tungsten Vietnam Joint Stock Company	CID003993	Conformant
Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060	Outreach Required
Tungsten	Nam Viet Cromit Joint Stock Company	CID004034	Outreach Required
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430	Conformant
Tungsten	Lianyou Resources Co., Ltd.	CID004397	Conformant
Tungsten	Kenee Mining Corporation Vietnam	CID004619	Active

Annex II

List of Countries of Origin for Subject Minerals
This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company-level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

Country List
Albania	Ecuador	Kyrgyzstan	Saudi Arabia
Andorra	Egypt	Liberia	Senegal
Angola	El Salvador	Liechtenstein	Serbia
Argentina	Eritrea	Lithuania	Sierra Leone
Armenia	Estonia	Luxembourg	Singapore
Australia	Ethiopia	Madagascar	Slovakia
Austria	Fiji	Malaysia	Solomon Islands
Azerbaijan	Finland	Mali	South Africa
Belarus	France	Mauritania	South Sudan
Belgium	Georgia	Mexico	Spain
Benin	Germany	Mongolia	Sudan
Bermuda	Ghana	Morocco	Suriname
Bolivia (Plurinational State of)	Guam	Mozambique	Sweden
Botswana	Guatemala	Myanmar	Switzerland
Brazil	Guinea	Namibia	Taiwan
Bulgaria	Guyana	Netherlands	Tajikistan
Burkina Faso	Honduras	New Zealand	Tanzania
Burundi	Hong Kong	Nicaragua	Thailand
Cambodia	Hungary	Niger	Togo
Canada	India	Nigeria	Turkey
Central African Republic	Indonesia	Norway	Uganda
Chile	Ireland	Oman	United Arab Emirates
China	Israel	Panama	United Kingdom
Colombia	Italy	Papua New Guinea	United States of America
Congo	Ivory Coast	Peru	Uruguay
Cyprus	Japan	Philippines	Uzbekistan
Democratic Republic of Congo	Jersey	Poland	VietNam